EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to  Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned officer of the Powerdyne International, Inc. (the "Company"), hereby certify to my knowledge that:

The Report on Form 10-Q/A (Amendment No. 1) for the quarter ended March 31, 2011 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the  Report fairly represents, in all material respects, the  financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Linda H. Madison
Chief Accounting Officer
Chief Financial Officer
Date: December 23, 2011